UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2023

Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on March 27, 2020, Cassava Sciences, Inc. (the “Company”) entered into a sales agreement (the “SVB Sales Agreement”) with SVB Securities LLC (f/k/a SVB Leerink LLC) (“SVB”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $100,000,000, through SVB as its sales agent.

No shares of the Company’s common stock were sold under the SVB Sales Agreement. On April 26, 2023, the Company provided SVB with notice of termination of the SVB Sales Agreement, effective May 1, 2023. As a result, the “at-the-market” offering facility under the SVB Sales Agreement will no longer be available for use after May 1, 2023.

A copy of the SVB Sales Agreement was filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 27, 2020 (File No. 333-237452) (the “Form S-3”).

Item 1.01	Entry Into a Material Definitive Agreement

On May 1, 2023, the Company entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, as agent (“Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $200,000,000 (the “Offering”).

This Offering replaces a previous “at the market” offering program initiated in March 2020 and terminated effective May 1, 2023, as described in Item 1.02 above.

The offer and sale of the Shares in the Offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-271542) and the related base prospectus, which became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “Registration Statement”), as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated May 1, 2023 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the Sales Agreement, Agent may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. The Company may instruct Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Company or Agent may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company will pay Agent a commission rate equal to up to 3% of the gross proceeds from each sale of Shares and has agreed to provide Agent with customary indemnification and contribution rights. The Company will also reimburse Agent for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Orrick, Herrington & Sutcliffe LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and any accompanying prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Capital On Demand™ Sales Agreement, dated as of May 1, 2023, between Cassava Sciences, Inc. and JonesTrading Institutional Services LLC.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: May 1, 2023
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer